Press Release

Contact
Paresh Maniar,
Executive Director, Investor Relations
(408) 470-5348

Maxim Announces second QUARTER fiscal 2009 Results

  Revenue: $410.7 million

  GAAP Loss per share: $0.12 (including special expense items)

  Special expense items reduced GAAP EPS by $0.26

  Special expense items: $125.9 million pre-tax

  Cash flow from operations: $71.5 million

  Share repurchase: $235.1 million

  Dividend per share: $0.20

SUNNYVALE, CA - January 29, 2009 - Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $410.7 million for its fiscal 2009 second quarter ending December 27, 2008, an 18% decline from the $501.2 million revenue recorded in the previous quarter.

Based on Generally Accepted Accounting Principles (GAAP), diluted loss per share was $0.12. The results include $125.9 million in special expense items which primarily consist of the following pre-tax expenses:

  $42.3 million for stock based compensation related to tendered and expiring options

  $43.8 million for the impairment of end of line manufacturing assets

  $13.6 million for severance and restructuring

  $12.0 million for the accelerated depreciation related to the closure of Dallas wafer fabrication facilities

Balance Sheet Items

Cash flow from operations was $71.5 million after $28.1 million in payments for tendered and expiring options. Total cash, cash equivalents, and short-term investments decreased by $331.0 million during the second quarter to $925.5 million due to:

  $235.1 million to repurchase of 18.1 million shares of Maxim stock
  $62.3 million for cash dividends
  $42.6 million for tax payments for restricted stock units that vested during the restatement period and the second quarter of 2009.
  $33.0 million for the acquisition of Mobilygen
  $28.6 million in payments for property and equipment

Business Outlook

Maxim's fiscal second quarter net realizable bookings decreased by 34% compared to the first quarter of fiscal 2009 and the Company's 90 day backlog declined by 30% to $206 million. Results for the March quarter are projected to be:

In millions except per share amounts		Included in GAAP estimates:
	GAAP	Special Expenses	Stock Based Comp.
Revenue	$290 - $330
Gross Margin	46% - 49%	4%	3%
Operating Expenses	$170 - $173	$3 - $4	$26 - $28

Tunc Doluca, President and Chief Executive Officer, commented, "We finished our December quarter with a very cautious view of the global economy. Revenue as well as customer orders were weak across the board. While our recent review of our markets and customers indicates that bookings pace should improve this quarter, we nevertheless continue to manage expenses prudently. We are on schedule to complete our wafer fab consolidation project. This will improve our manufacturing efficiencies next fiscal year. Additionally, we took several measures to reduce our operating expenses."

"We have been investing in new technology, in our core product lines, and in new product lines both internally and through strategic acquisitions. We believe these investments will pay off in the long term. We expect to weather this storm with our cash flow from operations and strong balance sheet. This combination of cost controls and strategic investments will allow us to emerge from this slowdown stronger than we entered it."

Dividend

A cash dividend for the second quarter of fiscal 2009 of $0.20 per share will be paid on March 6, 2009, to stockholders of record on February 20, 2009.

Conference Call

Maxim has scheduled a conference call on January 29, 2009, at 2:00 p.m. Pacific Time to discuss its financial results for the second quarter of fiscal year 2009 and business outlook. To listen via telephone, dial (866) 814-8470 (toll free) or (703) 639-1369. This call will be webcast by Shareholder.com and can be accessed at Maxim's website at www.maxim- ic.com/Investor.

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CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	December 27,	September 27,	December 29,
	2008	2008	2007
	(in thousands, except per share data)
Net revenues	$ 410,675	$ 501,204	$ 540,025
Cost of goods sold (1)	211,590	209,654	204,320
Gross profit	199,085	291,550	335,705
Operating expenses:
Research and development (1)	144,283	138,915	138,347
Selling, general and administrative (1)	64,124	40,243	41,636
In-process research and development (4)	3,900	-	-
Impairment of long-lived assets (5)	43,769	7,343	-
Severance and restructuring (6)	13,597	4,106	-
Other operating expenses, net (7)	10,252	7,358	15,145
Total operating expenses	279,925	197,965	195,128
Operating (loss) income	(80,840)	93,585	140,577
Interest income and other, net	7,385	9,101	21,926
(Loss) income before (benefit) provision for income taxes	(73,455)	102,686	162,503
(Benefit) provision for income taxes	(34,671)	35,119	55,483
Net (loss) income	$ (38,784)	$ 67,567	$ 107,020

(Loss) earnings per share:
Basic	$ (0.12)	$ 0.21	$ 0.33
Diluted	$ (0.12)	$ 0.21	$ 0.33

Shares used in the calculation of (loss) earnings per share:
Basic	312,718	320,553	320,553
Diluted	312,718	323,815	326,284

Dividends declared per share	$ 0.200	$ 0.200	$ 0.188

(1) Includes stock-based compensation charges as follows:
	Three Months Ended
	December 27,	September 27,	December 29,
	2008	2008	2007
	(in thousands)
Cost of goods sold	$ 30,834	$ 11,920	$ 11,668
Research and development	33,431	19,419	22,799
Selling, general and administrative	19,672	6,222	7,249
Total	$ 83,937	$ 37,561	$ 41,716

Total excluding $42,315 for settlement of expiring options and tender offer (3)	$ 41,622	$ 37,561	$ 41,716

SCHEDULE OF SPECIAL EXPENSE ITEMS
	Three Months Ended
	December 27,	September 27,	December 29,
	2008	2008	2007
	(in thousands)
Cost of goods sold:
Accelerated depreciation (2)	$ 12,024	$ 11,329	$ -
Stock-based compensation (3)	15,433	-	-
Total	$ 27,457	$ 11,329	$ -

Operating expenses:
In process research and development (4)	$ 3,900	$ -	$ -
Impairment of long-lived assets (5)	43,769	7,343	-
Severance and restructuring (6)	13,597	4,106	-
Other operating expenses, net (7)	10,252	7,358	15,145
Stock-based compensation (3)	26,882	-	-
Total	$ 98,400	$ 18,807	$ 15,145

(2) Accelerated depreciation primarily related to long-lived assets resulting from the anticipated closure of the Dallas fab facility.
(3) Stock-based compensation related to cash settlement of options expiring in October 2008 and tender offer.
(4) In process research and development related to acquisition of Mobilygen Corp.
(5) Impairment of long-lived assets related to end of line test equipment recorded in connection with reduced demand.
(6) Severance and benefit expenses primarily related to the Business Unit and Dallas Fab organizations.
(7) Expenses, net, primarily associated with the restatement of our previously filed financial statements, private litigation and other associated activities and certain payroll taxes, interest and penalties.

CONSOLIDATED BALANCE SHEETS

	December 27,	June 28,
	2008	2008
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$ 718,200	$ 1,013,119
Short-term investments	207,259	205,079
Total cash, cash equivalents and short-term investments	925,459	1,218,198

Accounts receivable, net	213,370	272,029
Inventories	251,661	272,421
Income tax refund receivable	73,096	14,411
Deferred tax assets	214,430	253,490
Other current assets	17,681	16,012
Total current assets	1,695,697	2,046,561
Property, plant and equipment, net	1,404,233	1,485,200
Other assets	110,052	176,629
TOTAL ASSETS	$ 3,209,982	$ 3,708,390

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 81,657	$ 79,673
Income taxes payable	832	825
Accrued salary and related expenses	146,584	249,079
Accrued expenses	43,697	68,131
Deferred income on shipments to distributors	20,597	21,447
Total current liabilities	293,367	419,155
Other liabilities	27,625	30,791
Income taxes payable	113,107	110,633
Deferred tax liabilities	34,793	-
Total liabilities	468,892	560,579

Stockholders' equity:
Common stock	304	251,799
Retained earnings	2,742,567	2,901,139
Accumulated other comprehensive loss	(1,781)	(5,127)
Total stockholders' equity	2,741,090	3,147,811
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$ 3,209,982	$ 3,708,390

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CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	December 27,	September 27,	December 29,
	2008	2008	2007
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$ (38,784)	$ 67,567	$ 107,020
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation	83,937	37,561	41,716
Depreciation and amortization	49,992	46,781	34,479
Deferred taxes	169,498	(924)	26,721
Tax benefit related to stock-based compensation	(150,144)	1,062	(3,621)
Excess tax benefit related to stock-based compensation	(409)	(52)	(464)
In-process research and development	3,900	-	-
Impairment of long-lived assets	43,769	7,343	-
Loss (gain) from sale of property, plant and equipment	1,187	700	(9,558)
Gain from sale of equity investments	(529)	-	-
Changes in assets and liabilities:
Accounts receivable	55,476	3,460	(11,292)
Inventories	7,780	6,429	5,811
Other current assets	(71,872)	11,146	(26,760)
Accounts payable	(15,595)	15,471	(6,003)
Income taxes payable	(19,022)	21,503	(49,457)
Deferred income on shipments to distributors	(712)	(138)	523
Accrued liabilities - goodwill and tender offer payments above fair value	(28,093)	(8,948)	(23,753)
All other accrued liabilities	(18,865)	(51,897)	(20,045)
Net cash provided by operating activities	71,514	157,064	65,317

Cash flows from investing activities:
Payments for property, plant and equipment	(28,639)	(37,995)	(76,730)
Proceeds from sale of property, plant, and equipment	625	322	14,158
Restricted cash	-	-	(14,158)
Other non-current assets	1,960	(3,206)	17,096
Acquisition	(30,310)	-	(63,369)
Purchases of available-for-sale securities	(1,370)	(1,370)	(3,898)
Proceeds from sales/maturities of available-for-sale securities	2,237	2,438	391,885
Net cash (used in) provided by investing activities	(55,497)	(39,811)	264,984

Cash flows from financing activities:
Excess tax benefit related to stock-based compensation	409	52	464
Mortgage liability	(10)	(10)	(10)
Goodwill payments on expiring options and tender offer payments	(6,753)	(4,997)	(70,363)
Cash settlement of vested restricted stock units	-	(1,910)	(835)
Payouts under the RSU loan program	(27,376)	(8,202)	(5,701)
Dividends paid	(62,303)	(64,111)	(60,103)
Repayment of notes payable	(2,673)	-	-
Issuance of common stock	(15,174)	-	-
Common stock repurchases	(235,131)	-	-
Net cash used in financing activities	(349,011)	(79,178)	(136,548)

Net (decrease) increase in cash and cash equivalents	(332,994)	38,075	193,753
Cash and cash equivalents:
Beginning of period	1,051,194	1,013,119	813,673
End of period	$ 718,200	$ 1,051,194	$ 1,007,426

Total cash, cash equivalents, and short-term investments	$ 925,459	$ 1,218,198	$ 1,154,801

"Safe Harbor" Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the

Company's financial projections for its third quarter of fiscal 2009 ending in March, which includes revenue, gross margin, and operating expense projections; indications that bookings should improve in the current quarter based on the Company's recent review of its markets and customers; the Company's belief that its manufacturing efficiencies will continue to improve in the next fiscal year based upon the completion of its wafer fab consolidation project; the Company's belief that its investments in new technology, in its core product lines, and in new product lines both internally and through strategic acquisitions will pay off in the long term; the Company's expectation that it will weather the current economic storm with its cash flow from operations and strong balance sheet; and the Company's belief that the combination of cost controls and strategic investments will allow the Company to emerge from the current slowdown stronger than it entered it. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted based upon, among other things, general market and economic conditions and market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, customer cancellations and price competition, as well as other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

All forward-looking statements included in this news release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Maxim
Maxim Integrated Products is a publicly traded company that designs, manufactures, and sells high-performance semiconductor products. The Company reported revenue in excess of $2 billion for fiscal 2008. Maxim was founded over 25 years ago with the mission to deliver innovative analog and mixed-signal engineering solutions that add value to its customers' products. To date, it has developed over 5900 products serving the industrial, communications, consumer, and computing markets. For more information, go to www.maxim-ic.com.

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